SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. __)

Filed by the Registrant  X

Filed by a Party other than the Registrant __

Check the appropriate box:

__ Preliminary Proxy Statement

__ Confidential, for Use of the Commission Only (as permitted by
   Rule 14a-6(e)(2))

X  Definitive Proxy Statement

__ Definitive Additional Materials

__ Soliciting Material Pursuant to <section> 240.14a-11(c) or
   <section> 240.14a-12

                     WAUSAU-MOSINEE PAPER CORPORATION
           (Name of Registrant as Specified In Its Charter)

                               NOT APPLICABLE
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X  No fee required

__ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid: _____________________________
   (2) Form, Schedule or Registration Statement No:_____________
   (3) Filing Party: ________________________________
   (4) Date Filed: ________________________________

                 WAUSAU-MOSINEE PAPER CORPORATION
                      1244 KRONENWETTER DRIVE
                   MOSINEE, WISCONSIN 54455-9099

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       _____________________

     The annual meeting of shareholders of Wausau-Mosinee Paper Corporation ("Wausau-Mosinee") will be held at the Grand Theatre, 415 Fourth Street, Wausau, Wisconsin, on Thursday, June 18, 1998, at 10:00 a.m., local time, for the following purposes:

     1. To elect (a) one Class I director, (b) three Class II directors, and (c) one Class III director;

     2. To consider and act upon a proposal to approve the 1998 Stock Appreciation Rights Plan;

     3. To approve the appointment of Wipfli Ullrich Bertelson LLP as independent auditors of the corporation for the fiscal year ending December 31, 1998; and

     4. To transact such other business as may properly come before the meeting.

     The record date for determining the holders of common stock entitled to vote at the annual meeting or any adjournment thereof is the close of business on April 24, 1998.


     PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

     May 8, 1998
                                   BY ORDER OF
                                   THE BOARD OF DIRECTORS

                                   GARY P. PETERSON
                                   Gary P. Peterson
                                   Secretary

                       ____________________

                                                      MAY 8, 1998
 WAUSAU-MOSINEE PAPER CORPORATION
 1244 KRONENWETTER DRIVE
 MOSINEE, WISCONSIN  54455-9099




                          PROXY STATEMENT
                                FOR
                  ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD JUNE 18, 1998


                      SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors (the "Board") of Wausau-Mosinee Paper Corporation (the "Company") for use at the annual meeting of shareholders to be held at 10:00 a.m., at the Grand Theatre, 415 Fourth Street, Wausau, Wisconsin on June 18, 1998, and at any adjournment thereof (the "Annual Meeting").

     In addition to solicitation by mail, officers, directors and employees of the Company and its subsidiaries, none of whom will be compensated for such services, may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of the Company's common stock, will be borne by the Company.


                         VOTING OF PROXIES

     Each holder of the Company's common stock is entitled to one vote in person or by proxy for each share held of record on the record date, April 24, 1998 (the "Record Date"), on all matters to be voted upon at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of elections appointed by the Board of Directors.

     If a shareholder is a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRP"), the participant's proxy will also serve to direct the administrator of the DRP with respect to the voting of any shares of common stock held for the participant under the DRP at the close of business on the Record Date. Shares beneficially owned by participants in the DRP for which no proxy or other voting directions are received will not be voted.

     With respect to the election of directors, shareholders may vote in favor of the nominees specified on the accompanying form of proxy or may withhold their vote as to one or more of such nominees. Votes that are withheld will be excluded entirely from the voting for the election of directors and will have no effect. The nominee or nominees for each class of directors who receive the greatest number of votes will be elected directors. No shareholder has given notice to the Company in accordance with the Company's bylaws (see "Election of Directors") of his intention to nominate any other person for election as a director.

     On all matters other than the election of directors, shareholders may vote in favor of a proposal, against a proposal, or abstain from voting. Abstentions on any matter presented to the Annual Meeting will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Abstentions shall be treated as unvoted for purposes of determining whether the matter has been approved by the shareholders. Approval of the 1998 Stock Appreciation Rights Plan, the appointment of auditors or any other proposal (other than the election of directors) which may come before the Annual Meeting requires the affirmative vote of the majority of the votes cast, in person or by proxy, at the Annual Meeting.

     Brokers who hold shares of the Company's common stock in street name for customers may have discretionary authority to vote on certain matters when they have not received instructions from beneficial owners, but may not have authority to vote the shares on other matters. As to matters for which the broker cannot vote shares held in street name, the shares will be recorded as a "broker non-vote". Shares reported as broker non-votes will not be considered present and entitled to vote with respect to election of directors or any other proposal and will not be counted for purposes of determining whether a quorum is present.

     A shareholder who executes a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company at the Company's principal office, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice to the presiding officer at the Annual Meeting.

     The persons named in the accompanying form of proxy will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     (1) TO ELECT Walter Alexander for a term of office as a Class I director which will expire at the annual meeting of shareholders to be held in 2000 (see "Election of Directors");

     (2) TO ELECT Harry R. Baker, Richard G. Jacobus, and Richard L. Radt for terms of office as Class II directors which will expire at the annual meeting of shareholders to be held in 2001 (see "Election of Directors");

     (3) TO ELECT Daniel R. Olvey for a term of office as a Class III director which will expire at the annual meeting of shareholders to be held in 1999 (see "Election of Directors");

     (4) TO APPROVE the 1998 Stock Appreciation Rights Plan (see "Approval of 1998 Stock Appreciation Rights Plan");

     (5) TO APPROVE the appointment of Wipfli Ullrich Bertelson LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

     (6) IN THE BEST JUDGMENT of those named as proxies on the accompanying form of proxy on any other matters to properly come before the Annual Meeting (see summary of bylaw requirements under "Shareholder Proposals").

               BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of the Record Date, there were 57,892,170 shares of common stock outstanding. The following table sets forth, based on statements filed with the SEC or information otherwise known to the Company, the number of shares of common stock which may be deemed beneficially owned as of April 13, 1998, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock.

                                         COMMON SHARES          PERCENT OF
 NAME AND ADDRESS                        BENEFICIALLY OWNED       CLASS
 Wilmington Trust Company ...............10,388,665 {(1)}        17.94%
 Rodney Square North
 1100 N. Market Street
 Wilmington, DE  19890-0001

 Trustees of David B. Smith Family Trust. 3,198,192 {(2)}         5.52%
 1206 E. Sixth Street
 Merrill, WI  54452

     The following table sets forth the number of shares of common stock beneficially owned as of the Record Date, by each of the directors, each person nominated to become a director, each of the current executive officers of the Company named in the summary compensation table and all directors and executive officers as a group.

 DIRECTORS AND OFFICERS
                                        Common Stock      Percent of
 NAME                                BENEFICIALLY OWNED      CLASS
 San W. Orr, Jr. ..........................778,772 {(3)}     1.35%
 Daniel R. Olvey ..........................241,078 {(4)}       *
 Richard L. Radt ...........................30,546             *
 Walter Alexander ..........................16,212             *
 Harry R. Baker  ............................5,761             *
 Gary W. Freels   .........................834,322 {(5)}     1.44%
 Richard G. Jacobus ........................15,398             *
 David B. Smith, Jr. ....................2,452,087 {(6)}     4.24%
 Gary P. Peterson ..........................74,914 {(4)}       *
 Larry A. Baker   ..........................59,549 {(4)}       *
 Stuart R. Carlson .........................74,664 {(4)}       *
 Thomas J. Howatt    .......................45,664 {(4)}       *
 David L. Canavera ........................104,716 {(4)}       *

 All directors and executive officers
 as a group (16 persons)                 4,842,950 {(7)}     8.37%
 ________________

     *Less than 1%

     {(1)} Held in a fiduciary capacity as trustee, including 10,340,913 shares held for the benefit of the descendants of A.P. Woodson and family.
     {(2)} David B. Smith, Jr., Thomas P. Smith, Margaret S. Mumma and
           Sarah S. Miller are the co-trustees of the David B. Smith Family Trust (the "Trust") which owns 2,368,372 shares of common stock. Including common stock which is beneficially owned by the trustees on an individual basis and common stock owned by the Trust, each of the trustees has sole or shared investment authority with respect to the following percentages of common stock: David B. Smith, Jr., 4.24%; Thomas P. Smith, 4.24%; Margaret S. Mumma, 4.73%; and Sarah S. Miller, 4.61%.
     {(3)} Includes 413,313 shares as to which Mr. Orr exercises shared voting and investment power (and as to which beneficial ownership is disclaimed) and shares which may be acquired through the exercise of options on or before 60 days.
     {(4)} Includes shares which may be acquired through the exercise of options on or before 60 days.
     {(5)} Includes 831,052 shares of common stock held by a charitable foundation of which Mr. Freels serves as President and a director.
     {(6)} David B. Smith, Jr. is a co-trustee of the David B. Smith
           Family Trust which holds 2,368,372 shares of common stock.
           See note (2).
     {(7)} Includes shares described in notes (3), (4), (5) and (6).

                                   -4-

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers and persons who own more than 10% of the common stock outstanding ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC.
 Reporting Persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them with the SEC.

 Based solely on its review of the copies of the Section 16(a) forms received by it or upon written representations from certain of these reporting persons as to compliance with the Section 16(a) regulations, the Company is of the opinion that during the most recent fiscal year all filing requirements applicable under Section 16(a) to all other reporting persons were satisfied except that the Forms 3, Initial Report of Beneficial Ownership of Securities, for the directors and executive officers of Mosinee who became directors and/or executive officers of the Company, were filed on January 12, 1998 rather than on their due date, December 29, 1997.


                       ELECTION OF DIRECTORS

     The Company's restated articles of incorporation, as amended, provide that the number of directors shall be determined pursuant to the Company's bylaws and resolutions of the Board, but there shall be not less than three nor more than nine directors. Directors are to be divided into three classes so that each class has, to the extent possible, an equal number of directors. One class of directors is to be elected at each annual meeting of shareholders to serve a three-year term. A director appointed by the Board to fill a vacancy created by an increase in the number of directors must stand for reelection for the balance of his term at the next subsequent annual meeting. No person may be elected a director if that person has attained age 70 as of the date of the election. The Board is now composed of three classes consisting of three Class I and Class II directors, respectively, and two Class III directors.

     In connection with the merger with Mosinee Paper Corporation ("Mosinee") on December 17, 1997, the Board created additional directorships and elected to the Board the following former members of the Board of Directors of Mosinee: Walter Alexander (Class I), Richard G. Jacobus and Richard L. Radt (Class II), and Daniel R. Olvey (Class III). Each of the former Mosinee directors whose term extends beyond the Annual Meeting must stand for reelection at the Annual Meeting for the balance of the term of his respective class.

     The Nominating Committee of the Board will consider nominating for directors individuals whose names are submitted by shareholders. See "Committees and Compensation of Board of Directors."

     At the Annual Meeting, the nominees listed below will be candidates for reelection to the classes indicated. Each of the candidates has consented to serve if elected, but in the event one or more of the nominees is not a candidate at the Annual Meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Nominating Committee.

     The following information is furnished with respect to the nominees and all continuing directors:
                         PRINCIPAL OCCUPATION              CLASS AND YEAR
                         AND OTHER                         WHICH TERM        DIRECTOR
 NAME AND AGE            DIRECTORSHIPS                     WILL EXPIRE       SINCE

 NOMINEEs
 Walter Alexander, 63    President of Alexander Lumber     Class I           1997
                         Co.; also a director of           2000
                         Old Second Bancorp, Inc.;
                         formerly a director of Mosinee
                         (1987 - 1997)

 Harry R. Baker, 65      Former President and Chief        Class II          1992
                         Executive Officer, Marathon       2001
                         Electric Manufacturing
                         Corporation (1989 - 1998);
                         formerly a director of Mosinee
                         (1995 - 1997)

 Richard G. Jacobus, 68  Chairman and CEO, Jacobus         Class II          1997
                         Wealth Management, Inc.           2001
                         (personal investment
                         management); formerly,
                         President and Chief Executive
                         Officer, Johnson International,
                         Inc. (1988 - 1995); formerly a
                         director of Mosinee (1985 - 1997)

 Richard L. Radt, 66     Vice Chairman of the Company;     Class II          1997
                         President and Chief Executive     2001
                         Officer and a director of the
                         Company (1977 - 1987); formerly
                         Vice Chairman (1993- 1997) and
                         President and Chief Executive
                         Officer (1988 - 1993) of Mosinee

 Daniel R. Olvey, 49     President and Chief Executive     Class III         1997
                         Officer of the Company since      1999
                         December, 1997; formerly,
                         President and Chief Executive
                         Officer and a director of
                         Mosinee (1993 - 1997)

 San W. Orr, Jr., 56    Chairman of the Board of the       Class I           1970
                        Company and Advisor, Estates of    2000
                        A.P. Woodson and Family; Chief
                        Executive Officer of the Company
                        (1994 - 1995); formerly Chairman
                        of the Board (1987 - 1997) and a
                        director (1972 - 1997) of Mosinee;
                        also a director of MDU Resources
                        Group, Inc. and Marshall & Ilsley
                        Corporation

 David B. Smith, 60     Consultant; formerly Vice          Class I           1972
 Jr.                    President, Labor Relations,        2000
                        Weyerhaeuser Company

 Gary W. Freels, 49     President, Alexander Properties,   Class III         1996
                        Inc. (investment management);      1999
                        formerly President, M&I First
                        American Bank (1992 - 1995) and
                        Executive Vice President of the
                        Bank (1989 - 1992)

         COMMITTEES AND COMPENSATION OF BOARD OF DIRECTORS

 COMMITTEES AND MEETINGS

     The Board appointed Audit, Executive, and Nominating Committees for the last fiscal year.

     The Audit Committee, consisting of Messrs. Jacobus, Alexander, Baker and Freels, met once during the last fiscal year. The Audit Committee reviews the scope of the audit engagement and the audit fees and nature of consulting fees.

     The Executive Committee consists of Messrs. Orr, Radt, Smith and Olvey. The Executive Committee did not meet during the last fiscal year. Its principal duties include review of the Company's overall performance, the development and implementation of policies during intervals between Board meetings, the establishment, with management, of long- and short-term growth and performance goals and the establishment of management compensation programs. The Board does not have a separate compensation committee (see "Committees' Report on Compensation Policies").

     The Nominating Committee consists of Messrs. Orr, Alexander, Freels and Radt. The Nominating Committee met once in 1997 to consider and recommend to the Board nominees for election as directors. Inquiries concerning nominations with pertinent background information should be directed to the Chairman of the Nominating Committee in care of the Company. Pursuant to the Company's bylaws, shareholders entitled to vote at the annual meeting of shareholders to be held in 1999 may make nominations from the floor only if proper notice of the proposed nomination has been provided to the Secretary of the Company not earlier than January 15, 1999 and not later than February 14, 1999. The precise requirements, including the information required to be provided in the notice and the procedures for notice in the event the date of the annual meeting is changed, are set forth in the Company's bylaws which may be obtained from the Secretary of the Company.

     During the last fiscal year the Board met twice. Each of the directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served during the last fiscal year.

 DIRECTOR COMPENSATION

     Until the merger with Mosinee, directors who were not members of the Executive Committee were paid a retainer of $1,000 per month and $1,000 for each meeting of the Board attended. Members of the Executive Committee were considered employees of the Company, participated in various retirement and welfare benefit plans available to all salaried employees, and were paid a salary of $40,000 per year. Effective since December, 1997, all directors are paid a retainer of $2,000 per month and
 $1,000 for each meeting of the Board attended.   Mr. Smith participates in
 the Company's health insurance plan and the other directors who are officers of the Company receive salaries and benefits related to their duties as officers of the Company or its subsidiaries. No other director received more than the standard arrangements described above.

     The Directors' Deferred Compensation Plan provides that directors may elect each year to defer fees otherwise payable in cash during the year. Amounts deferred become payable in a lump sum after the director's termination of service as a director or, if the participant elects (with the approval of the Company), in quarterly installments over a period not in excess of ten years. In the event a director's service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum. During the period of deferral, a director may elect that the deferred fees be credited with interest at the prime rate in effect as of each calendar quarter at The Chase Manhattan Bank of New York or be converted into Company common stock equivalent units. If stock equivalent units are elected, the director's account is also credited with stock equivalent units representing the common stock which could, hypothetically, have been purchased with the hypothetical cash dividends which would have been paid on the accumulated stock equivalent units had they been actual common stock. Upon distribution, stock equivalent units are converted to cash based upon the fair market value of the common stock at the time of distribution. During 1997, Messrs. Orr, Olvey, Alexander, Baker, Jacobus, and Freels participated in the plan and deferred all or a portion of the retainer or meeting fees otherwise payable to them.

     The Company's retirement policy for directors provides for the payment of specified retirement benefits for directors who have served on the Board for at least five years prior to their termination of service. A retired director's benefit is equal to the monthly retainer and meeting fees (based on the amount of such retainer or meeting fee in effect at his termination of service) and is paid for a period of time equal to the retired director's period of service on the Board. Retirement benefits terminate at death and are accelerated in the event of a change of control of the Company, as defined in the policy.

                COMPENSATION OF EXECUTIVE OFFICERS

 SUMMARY COMPENSATION TABLE

     On December 17, 1997, the merger in which Mosinee became a wholly-owned subsidiary of the Company became effective and the Company changed its fiscal year-end to December 31 from August 31. In connection with the merger, certain executive officers of Mosinee became executive officers of the Company, including the Chief Executive Officer (the "CEO"). The table below sets forth compensation earned by, or awarded or paid by the Company to, the Company's CEO as of December 31, 1997, to each other person who served as the CEO during the last fiscal year, and to each of the four most highly compensated executive officers of the Company as of December 31, 1997 whose salary and bonus exceeded $100,000 for the last fiscal year

 (or whose salary and bonus would, for a full fiscal year, exceed $100,000). The fiscal year-end of Mosinee was December 31. Consequently, the compensation disclosed with respect to Messrs. Olvey, Peterson, Carlson and Canavera includes amounts earned by, or awarded or paid to, them as executive officers of Mosinee during Mosinee's fiscal years ended December 31, 1997, 1996 and 1995 and from the Company from December 17 through December 31, 1997. The compensation disclosed with respect to Messrs. King, Baker and Howatt includes amounts earned by, or awarded or paid to, them during the four months ended December 31, 1997 and the fiscal years of the Company ended August 31, 1997 and 1996.

                    SUMMARY COMPENSATION TABLE
                                    Annual Compensation{(1)}                       Long Term
                                                                                 Compensation
                                                                                  Awards{(1)}
                                                                      Other                      All Other
                                                                      Annual                      Compen-
                                                                      Compen-       Options/      sation
 Name and Principal Position        Year(1)  Salary(2)     Bonus      sation($)  SARs(#)<dagger> {(1)(3)}
 Daniel R. Olvey; President         1997     $ 311,361  $ 304,142        -             -         $   42,020{(4)}
 and CEO of the Company             1996     $ 282,600  $ 282,500        -             -         $   41,091
 (since December 17, 1997) and      1995     $ 258,439  $ 229,197        -           56,000      $   31,162
 President and CEO of Mosinee

 Daniel D. King; President          1997*    $ 146,462  $ 0              -             -         $
 and CEO (through                   1997     $ 291,218  $ 255,000        -           10,000      $    4,952
 November 30, 1997)                 1996     $ 252,770  $ 215,000        -            9,375      $    3,342

 Gary P. Peterson, Senior Vice      1997     $ 176,590  $ 173,635        -             -         $   20,020
 President, Finance, Secretary      1996     $ 162,025  $ 161,925        -             -         $   22,091
 and Treasurer                      1995     $ 151,720  $ 138,244        -           18,666      $   13,162

 Larry A. Baker; Senior Vice        1997*    $  62,256  $  25,787        -             -         $      651
 President, Administration          1997     $ 184,814  $ 179,500        -            7,500      $    3,014
                                    1996     $ 173,762  $ 171,000        -           18,750      $    2,848

 Thomas J. Howatt; Senior Vice      1997*    $  58,869  $  27,085        -             -         $      707{(6)}
 President, Printing and            1997     $ 176,889  $ 162,196     $ 117,567{(5)}  7,500      $    8,397{(6)}
 Writing Group                      1996     $ 163,950  $ 157,500     $ 105,017{(5)} 25,000      $  137,352{(6)}

 Stuart R. Carlson, Senior Vice     1997     $ 186,437  $ 123,210        -             -         $   20,020
 President, Speciality Papers       1996     $ 166,800  $ 166,700        -             -         $   22,091
 Group                              1995     $ 149,650  $ 125,281        -           18,666      $   13,162

 David L. Canavera, Senior Vice     1997     $ 170,226  $ 105,090        -             -         $   20,020
 President, Towel and Tissue        1996     $ 149,600  $ 124,339        -           67,760      $   22,091
 Group

       *       Four months ended December 31, 1997.
      <dagger> All grants indicated are options to acquire common stock.
      (1) Amounts indicated with respect to years ended December 31, 1997, 1996 and 1995 for Messrs. Olvey, Peterson, Carlson, and Canavera. Amounts indicated with respect to the four months ended December 31, 1997 and the fiscal years ended August 31, 1997 and 1996 with respect to Messrs. King, Baker, and Howatt.
       (2) Includes compensation deferred by participants under 401(k) plans. See note (4).
       (3) Except with respect to Messrs. Olvey and Howatt, contributions under 401(k) plans.
       (4) Includes 401(k) contribution of $20,020 and directors' fees of $22,000. Mr. Olvey's fees were deferred under the Deferred Compensation Plan for Directors described under the caption "Committees and Compensation of the Board of Directors."
       (5)     Reimbursement for taxes under relocation policy.
       (6)     Includes contributions of $707, $2,937, $2,900 in 1997*, 1997, and 1996 respectively, under 401(k) plan and reimbursements of $5,460 in 1997 and $134,452 in 1996 under Wausau's relocation policy.

 STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     GRANTS. The Company and its subsidiary, Mosinee, maintain stock appreciation rights ("SAR") and stock option plans pursuant to which grants may be made to key employees. No SARs or stock options were granted in calendar year 1997 to executive officers named in the summary compensation table.

     EXERCISE AND YEAR-END VALUE. The following table sets forth information regarding the exercise of stock options or SARs in calendar year 1997 by each of the executive officers named in the summary compensation table and the December 31, 1997 value of unexercised stock options or SARs held by each such person.

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
 VALUES
                                        Number of Unexercised          Value of Unexercised In-the-
              Shares                    Options/SARs at FY-End(#)      Money Options/SARs at FY-End
              Acquired        Value                                    ($)
 Name         on Exercise     Realized
              (#)             ($)       Exercisable     Unexercisable  Exercisable        Unexercisable
 Mr. Olvey        -               -     238,000*              -        $2,394,016*             -
                                        154,000<dagger>       -        $2,210,915<dagger>      -

 Mr. King      30,556<dagger> $609,424  108,653*              -        $  231,363*             -
                                              0<dagger>       -        $        0<dagger>      -

 Mr. Peterson     -               -      74,200*              -        $  751,122*             -
                                         46,200<dagger>       -        $  587,407<dagger>      -

 Mr. Baker        -               -      33,528*              -        $  146,558*             -
                                         14,789<dagger>       -        $  273,402<dagger>      -

 Mr. Howatt       -               -      41,612*              -        $  130,325*             -
                                         22,183<dagger>       -        $  410,129<dagger>      -

 Mr. Carlson      -               -      74,200*              -        $  751,122*             -
                                         46,200<dagger>       -        $  593,492<dagger>      -

 Mr. Canavera     -               -      87,360*              -        $  768,348*             -
                                         30,800<dagger>                $  382,783<dagger>      -

    *       Options.  All SARs or options relating to stock of Mosinee which were outstanding on December 17, 1997 were converted to SARs or options, as the case may be, with respect to the Company's common stock.  Value of options include the value of hypothetical shares credited to certain grantees under the Dividend Equivalent Plan which assumes cash dividends are paid on underlying shares and invested in hypothetical common stock.
    <dagger>SARs exercisable only for cash.  In cases of SAR valuation, includes the value of hypothetical shares credited to grantee under provision in SAR grant which assumes cash dividends are paid on underlying shares and invested in hypothetical common stock.

 PENSION PLAN AND OTHER BENEFITS

     RETIREMENT PLANS

     The Company maintains two qualified defined benefit plans (the "qualified plans") under which executive officers are entitled to benefits on the same basis as all other participating salaried employees.
 Executive officers also participate in a nonqualified supplemental retirement plan (the "supplemental plan") under which benefits are determined by compensation without regard to limitations contained in the qualified plans. The supplemental plan also provides benefits to executive officers in excess of certain limitations imposed on qualified plan benefits or covered compensation under the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended (the "Code"). The supplemental plan provides for an offset of certain benefits payable under the qualified plans.

     The supplemental plan provides that each participant who attains age 55 and completes 10 years of service as an executive officer of the Company is entitled to receive 50% of his highest five-year average salary and bonus (determined from his last ten years of service) reduced by any benefits under the qualified plans. Reduced benefits are available for retirement prior to age 62. The plan also provides for benefits to a surviving spouse in an amount equal to 50% of the benefit which would have been payable to the executive officer and for certain reduced surviving spouse benefits if the executive officer dies prior to becoming eligible for a benefit. Accrued benefits will be paid in a lump sum in the event of a change of control of the Company, as defined in the supplemental
 plan.   As of December 31, 1997, no current executive officer of the
 Company other than Mr. Baker had acquired a vested right to an early or normal retirement benefit in the supplemental plan.

     Based on average covered compensation of December 31, 1997, the following single life annual benefits would be payable from the qualified and supplemental retirement plans upon retirement at age 62 to the following executive officers:

                                       Additional     Total       Average
                          Qualified   Supplemental  Retirement    Covered
   EXECUTIVE OFFICER    PLAN BENEFIT  PLAN BENEFIT   BENEFIT    REMUNERATION
     Daniel R. Olvey      $30,000       $191,000     $221,000    $441,000
     Gary P. Peterson     $25,000       $111,000     $136,000    $271,000
     Larry A. Baker       $68,000       $ 80,000     $148,000    $296,000
     Thomas J. Howatt     $63,000       $ 73,000     $136,000    $272,000
     Stuart R. Carlson    $21,000       $108,000     $129,000    $258,000
     David L. Canavera    $23,000       $ 82,000     $105,000    $209,000

                                  -12-

     TRANSITION BENEFIT AGREEMENT

     The Company entered into an agreement with Mr. King, then President and Chief Executive Officer, to provide supplemental benefits to Mr. King following the effective time of the merger with Mosinee. Under the agreement, Mr. King agreed to continue to serve as President and Chief Executive Officer until December 1, 1997, as a director of the Company until the effective time of the merger, and as Vice Chairman until February 15, 1998. As a transition benefit, Mr. King was paid salary at an annual rate of $490,000 beginning December 1, 1997 and, on February 16, 1998, became entitled to receive a monthly benefit equal to his then current salary through November 30, 1998. During this benefit period, Mr. King will also be provided with coverage under the Company's group health, life, and dental insurance plans. The Company will also make outplacement services available to Mr. King. Under the agreement, Mr. King received approximately $766,000 in a lump sum in lieu of his accrued benefit under the Company's supplemental retirement plan. The agreement also provides for certain restrictions on competition with the Company's business by Mr. King.

 COMMITTEES' REPORT ON COMPENSATION POLICIES

      Prior to December 17, 1997, the Executive Committee established and reviewed base salaries of executive officers and was responsible for the establishment and implementation of executive bonus and incentive programs and general compensation policies. On December 17, 1997, the Executive Compensation and Bonus Committee (the "Compensation Committee") was appointed by the Board to fulfill this function for future fiscal years. The Company's compensation program for executive officers may include various grants under the Company's stock option, SAR and dividend equivalent plans. The Company's plans are administered by separate committees appointed by the Board. The plan committees have generally considered recommendations of the Executive Committee with respect to grants, but each committee has and had full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the stock option, SAR and dividend equivalent plans, this report is a joint report of the Executive Committee and of each of the plan committees.

     Executive officers who served on the Executive Committee do not participate in the Committee's determination of their own compensation. The 1997 salaries of Mr. Orr, for services as Chairman of the Board, and Mr. Smith, a member of the Committee, were paid in lieu of meeting or other director fees and were approved by the Board as a whole. See "Committees and Compensation of Board of Directors - Director Compensation."

     This report describes the policies of the foregoing committees and the Company as in effect for the 1997 fiscal year. As circumstances change and one or more of the committees deem it appropriate, policies in effect from time to time for years after 1997 may change.

     GENERAL

     The Company's executive compensation policies are designed to attract and retain individuals who have experience in the paper industry or who otherwise have particular training or skills which will satisfy particular requirements of the Company. These policies are also intended to reward job performance which the Executive Committee believes to be at or above the level expected of the Company's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefits provided by the Company are designed to offer a level of compensation which is competitive with other companies in the paper industry. Some, but not all, of the companies used for purposes of compensation comparisons are included in the fifty-one companies which, in addition to the Company, comprise the Media General MG Industry Group 381 index of paper companies stock performance under the heading "Stock Price Performance Graph." The Executive Committee makes compensation comparisons only with those companies whose operations are similar to the Company or which have operating units which are similar to the Company. Given the disparity in size between companies which operate in the paper industry and the difficulty in determining the precise duties of executive officers of other companies, it is difficult to draw exact comparisons with the compensation policies of other companies. The determination of executive compensation is, therefore, subjective.

     The Company's overall compensation policy is designed so that a significant portion of each executive officer's compensation package is directly related to the annual performance of the Company and the performance of the Company's common stock. Executive officers participate in incentive bonus plans which are based primarily on the Company's financial performance during the fiscal year, but also include incentives for individual performance. Executive officers also participate in stock based incentive programs, the value of which increases as the performance of the Company's common stock increases shareholder value as a whole.

     The Company may not deduct as a business expense compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year to the extent the compensation paid to the individual officer exceeds $1 million annually. This limitation is subject to certain exceptions for compensation paid pursuant to performance-based plans and amounts received through the exercise of stock options and SARs, provided certain requirements are met. No compensation paid in 1997 exceeded the deductible limit. The Board and its committees responsible for executive compensation will continue to review this limit and its application to the Company's compensation policies.

     BASE COMPENSATION

     The Executive Committee does not rely on specific salary and benefit comparisons, but does consider and periodically review a general survey of paper industry compensation prepared by an independent compensation and benefit consultant in order to gauge the relationship of its executive officers' base salary and benefit levels to the levels of comparable operating units of larger paper companies. Annual increases in the base salary of each of the Company's executive officers are determined in accordance with the Executive Committee's policy of maintaining competitive salary levels with other paper industry companies (as discussed above), more general factors such as the rate of inflation, and individual job performance. Individual job performance in the prior fiscal year is the most important factor considered by the Executive Committee in annual reviews and in determining appropriate increases in base salary.

     In the case of executive officers other than the Chairman and Vice Chairman of the Board and the CEO, the assessment of an individual's job performance is based on annual performance evaluations conducted by the CEO. The CEO's base salary is determined by the Compensation Committee on the same basis as that of the Company's other executive officers, except that it is the Executive Committee which may annually establish performance criteria for the CEO and review his performance.

     INCENTIVE COMPENSATION BASED ON FINANCIAL PERFORMANCE OF THE COMPANY AND INDIVIDUAL PERFORMANCE

     The Company maintains incentive reward plans for executive officers which provide for the payment of annual cash bonuses to participants if the Company's annual financial and/or individual performance objectives are met. The criteria by which incentive awards are determined are based on the Executive Committee's assessment of the total cash compensation available to executive officers as base salary and under the incentive plans and are designed to provide total annual cash compensation which is comparable to amounts paid to officers in comparable positions in the paper industry. The Executive Committee can modify performance objectives during a fiscal year under any of the plans if an unusual or nonrecurring event occurs which would have a significant effect on the stated performance goals. Incentive compensation plan criteria for participants in the Mosinee plans in 1997 were established by a committee of the Mosinee Board of Directors on a similar basis.

     During 1997, Mr. Olvey participated in an incentive compensation plan which provided for a bonus opportunity based on the earnings per share of Mosinee. Mr. Olvey's bonus opportunity ranged from 0% of base salary if 1997 earnings per share were at or below $1.47 to 100% if 1997 earnings per share were at least $2.20. Mr. Peterson participated in a similar plan which provided for a maximum bonus equal to 75% of his base salary based upon the same $1.47 to $2.20 range of earnings per share. Mr. Peterson also participated in a plan which provided for a maximum bonus of 25% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the CEO. Messrs. Carlson and Canavera participated in plans which provided for a maximum bonus equal to 100% of their base salaries; each officer's bonus was determined by the operating income of the group managed by him (65%), satisfaction of individual performance objectives established by the CEO (25%), and Mosinee's earnings per share on the same basis as the plans in which Messrs. Olvey and Peterson participated (10%). In all cases, earnings per share were adjusted for
 accruals on SARs, bonus expense and extraordinary items.   All bonuses were
 determined as if Mosinee had operated as an independent company through December 31, 1997.

     For the fiscal year ended December 31, 1997, all executive officers (other than the former Mosinee officers) with Company-wide management responsibilities (as operated through the date of the merger with Mosinee) participated in the Corporate Management Incentive Plan under which participants were eligible to receive incentive awards of up to 100% of base salary based on the Company's actual return on average equity as compared to a targeted return on average equity established by the Executive Committee. The Company's actual return on equity was determined by net earnings before giving effect to bonus expense, adjustments for SARs and certain other adjustments. Messrs. King and Baker participated in the plan in the last fiscal year. In addition, individual performance objectives for Mr. Baker provided for a maximum aggregate bonus of $15,000 based on a twelve-month fiscal year.

     Executive officers with direct management responsibilities for the Company's Printing and Writing and Technical Specialty Divisions (as operated through the date of the merger with Mosinee) participated in plans which provided incentive compensation based upon the respective division's actual return on the division's total controllable assets (as defined by the plans) as compared to a targeted return established by the Executive Committee. In addition, individual performance objectives for each participant provided for a maximum aggregate bonus of $15,000 based on a twelve-month fiscal year. Mr. Howatt participated in a divisional incentive plan in the last fiscal year.

     STOCK BASED COMPENSATION

     Executive officers of the Company participate in stock option, SAR and dividend equivalent plans at various levels. The plans are administered by specific plan committees, each of which may impose restrictions as to exercise or vesting of grants under its respective plan. For example, certain of the options, SARs and dividend equivalents granted to executive officers in prior fiscal years could be exercised only if the Company met specified operating profit targets or were subject to the satisfaction of certain service requirements for vesting. None of the committees has established formal criteria by which the size of plan grants are determined, but each committee considers the amount and terms of each grant already held by an executive officer in determining the size and terms of any new grant. Options, SARs and dividend equivalents can be, but are not necessarily, granted on an annual basis. The value of these grants are principally related to the long-term performance of the Company's common stock and, therefore, provide an identity of interests between the Company's executive officers and its shareholders. Executive officers of Mosinee received grants of operations at various times and such grants were generally made on a similar basis. All options or SARs outstanding with respect to Mosinee stock at the effective time of the merger were converted to options or SARs, as the case might have been, with respect to the Company's common stock.

     In addition, grantees of certain SARs and dividend equivalents may benefit from the increase in value of the underlying common stock and from the value of the hypothetical reinvested cash dividends which would be paid with respect to a share of stock to which the SAR or dividend equivalent relates. Therefore, executive officers who receive grants of options with an exercise price of less than current fair market value at the time of grant or who exercise SARs or who receive dividend equivalents will benefit from such grants even if there is no increase in the price of the Company's common stock. The value of any such grant will be enhanced by increases in the price of the Company's common stock and will be of maximum value to the executive officer only if such an increase occurs. It is the intention of the Company that the hypothetical dividend features of the SARs and the dividend equivalents will place the executive officers in the same position as shareholders of the Company, thereby enhancing the officer's long-term incentive and increasing the officer's identity with the shareholders.

     COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Orr and Smith, members of the Executive Committee, were considered employees of the Company in 1997. Mr. Orr is Chairman of the Board. See "Committees and Compensation of Board of Directors". Mr. Orr served as Chairman of the Board of Marathon Electric Manufacturing Corporation until March, 1997, and Mr. Baker, who was President and CEO of Marathon Electric until January, 1998, serves on the committees listed below. None of the members of the committees which administer the stock option, SAR and dividend equivalent plans are officers of the Company.

 1991 Employee Stock Option Plan Committee
 1990 SAR Plan Committee
 1991 DIVIDEND EQUIVALENT PLAN COMMITTEE        EXECUTIVE COMMITTEE
   Harry R. Baker                               San W. Orr, Jr.
   Gary W. Freels                               Daniel D. King
   David B. Smith, Jr.                          David B. Smith, Jr.

                    STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compare the yearly percentage change in the cumulative total shareholder return on the Company's common stock for the period beginning August 31, 1992 and ending December 31, 1997 (including the five fiscal years ended August 31, 1997 and the four month fiscal year ended December 31, 1997) with two indices published by Media General Financial Services. The Media General Nasdaq Market Index indicates the performance of all stocks which have been traded on the Nasdaq National Market during the entire period. The Media General MG Industry Group 381-Paper Products Index indicates the performance of fifty-two paper products industry stocks (including the Company's common stock). The graph and table assume that the value of the investment in the Company's common stock and each index on August 31, 1992 was $100 and that all dividends were reinvested.

 [STOCK PRICE PERFORMANCE GRAPH DELETED PURSUANT TO RULE 304(d) OF REGULATION S-T. DATA REPORTED IN THE GRAPH IS ALSO REPORTED IN THE FOLLOWING TABULAR FORM IN THE PROXY STATEMENT DELIVERED TO SHAREHOLDERS.]

                       1992      1993      1994      1995      1996      1997      1997*
 Wausau-Mosinee
 Paper Corporation   $100.00   $148.96   $134.99   $134.23   $130.27   $161.46   $149.41
 MG Paper Industry
 Group 381           $100.00   $101.73   $126.19   $147.19   $152.61   $194.09   $179.31
 MG Nasdaq Market
 Index               $100.00   $130.18   $142.24   $169.25   $190.05   $263.05   $261.25

     * December 31, 1997

           APPROVAL OF 1998 STOCK APPRECIATION RIGHTS PLAN

     THE FOLLOWING SUMMARY OF THE MATERIAL FEATURES OF THE COMPANY'S 1998 STOCK APPRECIATION RIGHTS PLAN DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED BY REFERENCE TO THE TEXT OF THE PLAN WHICH IS AVAILABLE UPON REQUEST FROM THE SECRETARY OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 STOCK APPRECIATION RIGHTS PLAN.

 PURPOSES

     On January 22, 1998, the Board adopted the 1998 Stock Appreciation Rights Plan (the "1998 SAR Plan"), subject to the approval of the shareholders. The purposes of the 1998 SAR Plan are to (i) align the interests of the Company's shareholders and participants in the plan by increasing the proprietary interest of such participants in the Company's growth and success, (ii) advance the interests of the Company by attracting and retaining key employees, and (iii) motivate those employees to act in the long-term interests of the Company's shareholders.

 REQUIRED APPROVAL

     Under Code section 162(m), the Company may not deduct as a business expense compensation paid to the CEO as of the last day of the fiscal year or compensation paid to each of the four most highly-paid executive officers named in the summary compensation table who are officers on the last day of the fiscal year to the extent the compensation paid to the individual officer exceeds $1 million for such fiscal year. This limitation is subject to certain exceptions, including an exception for compensation recognized by the officer upon the exercise of SARs under a "performance-based" plan, provided certain requirements specified by Code section 162(m) are met. In order for the 1998 SAR Plan to qualify as a "performance-based" plan under Code section 162(m) and for compensation recognized upon the exercise of an SAR granted under the 1998 SAR Plan to be exempt from the limits on deductible compensation set forth in Code section 162(m), the 1998 SAR Plan must be approved by the Company's shareholders at the Annual Meeting.

 ADMINISTRATION

     The 1998 SAR Plan is administered by the Option and SAR Committee appointed by the Board (the "Committee"). The Committee consists of not less than two members of the Board who may not be employees of the Company and must satisfy other conditions prescribed for independent directors under SEC Rule 16b-3 and Code Section 162(m). Messrs. Baker, Freels, Jacobus and Smith currently serve on the Committee.

     The Committee is authorized, in its sole discretion, to select those eligible employees who will receive SAR grants, determine the number of SARs subject to such grants (subject to the maximum number of shares as set forth in the 1998 SAR Plan), impose conditions on the exercise of SARs, and administer and interpret the plan.

 ELIGIBILITY AND MAXIMUM NUMBER OF SARS UNDER THE PLAN

     Approximately ten persons who are employees or expected to become employees of the Company are eligible to participate in the 1998 SAR Plan.

     Under the 1998 SAR Plan, SARs relating to a maximum of 1,000,000 shares of the Company's common stock may be granted. As of the date hereof, SARs with respect to a total of

 397,505 shares have been granted to employees and are outstanding under the 1998 SAR Plan, and SARs with respect to 602,495 shares of common stock are
 available under the 1998 SAR Plan for additional grants.   No other SAR
 grants are under consideration by the Committee as of the date of this proxy statement. The number of shares as to which SARs may be granted is subject to adjustment for future stock splits, stock dividends or other similar increases in the number of the Company's common stock outstanding.
 If any SAR granted terminates without having been exercised in full, the number of shares of common stock as to which such SAR was not exercised will remain available for future option grants under the 1998 Plan. No employee may be granted SARs with respect to more than 200,000 shares of common stock (subject to adjustment for future stock splits, stock dividends or other similar increases in the number of shares of the Company's common stock outstanding) in any fiscal year.

 NEW PLAN BENEFITS

     As of the date hereof, SARs have been granted to the following executive officers and are outstanding under the 1998 SAR Plan, subject to shareholder approval of the plan.

     NAME AND POSITION                  NUMBER OF SARS
     Daniel R. Olvey,                       58,000
     President and CEO

     Gary P. Peterson,                      29,600
     Senior Vice President, Finance
     Secretary and Treasurer

     Larry A. Baker                        101,683
     Senior Vice President,
     Administration

     Thomas J. Howatt                       86,205
     Senior Vice President,
     Printing and Writing Group

     Stewart R. Carlson                     29,600
     Senior Vice President,
     Speciality Papers Group

     David L. Canavera                      31,840
     Senior Vice President,
     Towel and Tissue Group

                                  -20-

     Dennis M. Urbanek                      28,520
     Vice President, Environmental
     and Engineering

     Executive Officer Group               407,905

     Non-Executive Director                      0
     Group

     Non-Executive Officer                       0
     Employee Group

 SARS GENERALLY

     An employee who exercises an SAR will be paid an amount in cash equal to the amount by which the fair market value of one share of the Company's common stock on the date of exercise exceeds the fair market value of such share on the date of grant, multiplied by the number of shares in respect of which his SAR is being exercised. No consideration is paid to the Company with respect to the grant or exercise of an SAR.

     Upon a change of control of the Company, as defined in the Plan, all outstanding SARs shall become exercisable in full and they shall thereafter represent SARs with respect to such securities as the Company's common stock has been converted.

     The 1998 Plan may be amended by the Board at any time, but no amendment which would change any material term (within the meaning of Code section 162(m)), may be made without approval of the shareholders of the Company. The 1998 Plan will terminate on January 21, 2008 unless action is taken by the Board to terminate the plan at an earlier date.

 VOTE REQUIRED FOR APPROVAL OF THE 1998 SAR PLAN

     In order to be approved by the Company's shareholders, a majority of the Company's common stock represented at the Annual Meeting must be voted for the approval of the 1998 SAR Plan. Abstentions and broker non-votes are not counted as votes cast either for or against the approval of the 1998 SAR Plan.

     All shareholders are requested to specify their vote on the enclosed form of proxy. If no specification is made, the proxy will be voted for approval of the 1998 SAR Plan. Copies of the 1998 SAR Plan may be obtained upon request to the Secretary of the Company.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1998 SAR PLAN.

                                  -21-

         APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board will present to the Annual Meeting a resolution that the shareholders approve the appointment of the firm of Wipfli Ullrich Bertelson LLP as independent auditors to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1998. Representatives of Wipfli Ullrich Bertelson LLP will be present at the Annual Meeting and will have an opportunity to make a statement or respond to appropriate questions.


                        SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the annual meeting of shareholders to be held in 1999, the proposal must be in proper form and be received by the Company no later than November 17, 1998.

     Pursuant to the Company's bylaws, shareholders entitled to vote at the annual meeting of shareholders to be held in 1999 may bring business before the 1999 annual meeting for consideration only if proper notice of the proposed business has been provided to the Secretary of the Company not earlier than January 15, 1999 and not later than February 14, 1999. The precise requirements, including the information required to be provided in the shareholder notice and the procedures for notice in the event the date of the annual meeting is changed, are set forth in the Company's bylaws which may be obtained from the Secretary of the Company. See "Committees and Compensation of Board of Directors" regarding bylaw requirements relating to nominations from the floor at the annual meeting of shareholders to be held in 1999.

                            OTHER MATTERS

     At this date, there are no other matters the Board of Directors intends to present or has reason to believe others will present to the Annual Meeting.
 If other matters now unknown to the Board of Directors are properly presented at the Annual Meeting, those named as proxies will vote in accordance with their judgment.

     DATED:  May 8, 1998.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       GARY P. PETERSON
                                       Gary P. Peterson
                                       Secretary


          PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                              FORM OF PROXY

                    WAUSAU-MOSINEE PAPER CORPORATION
       PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                         TO BE HELD JUNE 18, 1998


 The undersigned hereby appoint(s) San W. Orr, Jr., Daniel R. Olvey and Richard
 L. Radt and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Wausau-Mosinee Paper Corporation that the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 18, 1998 and at any adjournment thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposals set forth in the Proxy Statement with the same effect as though the undersigned were present in person and voting such shares. For participants in the Dividend Reinvestment and Stock Purchase Plan, the proxy also serves as voting instructions to the plan administrator of such plan to vote the shares of common stock beneficially owned by the participant in the plan. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

 PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. UNLESS AUTHORITY IS WITHHELD OR UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE 1998 STOCK APPRECIATION RIGHTS PLAN, AND FOR THE APPOINTMENT OF INDEPENDENT AUDITORS AT THE ANNUAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENT THEREOF.


               (Continued and to be signed on reverse side.)

                      WAUSAU-MOSINEE PAPER CORPORATION
     PLEASE MARK YOUR VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY ___

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES, FOR THE APPROVAL OF THE 1998 STOCK APPRECIATION RIGHTS PLAN, AND FOR THE APPROVAL OF INDEPENDENT AUDITORS.

 1. Election of Directors:                               For all except the
                                 For All  Withhold All   nominees written below
    WALTER ALEXANDER (CLASS I);    ___        ___                ___
    HARRY BAKER, RICHARD G.
    JACOBUS, AND RICHARD L.
    RADT (CLASS II); AND
    DANIEL R. OLVEY (CLASS III).                         _______________________

                                 For  Against  Abstain
 2. Approval of 1998 Stock
    Appreciation Rights Plan

 3. Approval of appointment of   ___    ___      ___
    independent auditors.

 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                      Please sign exactly as name
                                      appears at left.

                                      Dated ________________________, 1998

                                      ____________________________________
                                                   Signature

                                      ____________________________________
                                            Signature if held jointly
                                      When shares are held by joint tenants,
                                      both should sign.  When signing as
                                      attorney, executor, administrator,
                                      trustee or guardian, please give full
                                      title.  If a corporation, please sign
                                      in full corporate name by president
                                      or other authorized officer.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE
                             ENCLOSED ENVELOPE.